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                                                                   EXHIBIT 3(i)

                             ACQUISITION AMENDMENT

          AMENDMENT dated May 10, 1996 to Amended and Restated Declaration of Trust of RPS Realty Trust (the "Trust") dated October 14, 1988 (the "Declaration of Trust");

          WHEREAS, Article VIII, Section 2 of the Declaration of Trust provides for procedures governing the amendment of the Declaration of Trust;

          WHEREAS, the Trustees have determined that it is in the best interests of the Trust and its shareholders to cause the Trust to increase certain quorum percentage requirements in connection with meetings of the Board of Trustees; establish a Nominating Committee and an Advisory Committee of the Board of Trustees and change the name of the Trust; and

          WHEREAS, the Trustees have determined to propose (i) the addition of new Sections to Article III of the Declaration of Trust to provide for the creation of a Nominating Committee and an Advisory Committee of the Board of Trustees, (ii) an amendment to Article IV, Section 8 of the Declaration of Trust to increase certain quorum percentage requirements in connection with meetings of the Board of Trustees and (iii) an amendment to Article I, Section 1 of the Declaration of Trust to change the name of the Trust.

          NOW, THEREFORE, the Trustees have adopted the following amendments to the Declaration of Trust, which amendments respectively shall become effective upon approval thereof by the holders of a majority of the Trust's issued and outstanding shares of beneficial interest:

          1. Article III of the Declaration of Trust is amended by adding the following Sections to the end thereof (new language appearing in italics):

          "SECTION 14. NOMINATING COMMITTEE. The Board of Trustees shall appoint from among its members a Nominating Committee, which shall consist of at least three members, all of whom shall be Independent Trustees, and which shall nominate persons for election to the Board of Trustees. The Nominating Committee will consider nominees recommended by other shareholders in accordance with Article IV, Section 1."

          "SECTION 15. ADVISORY COMMITTEE. The Board of Trustees shall appoint an Advisory Committee, which shall consist of three Persons who are not Trustees, and which shall have the power to consult with and advise the Board of Trustees as required. The initial members of the Advisory Committee shall be Michael A. Ward, Richard Gershenson and Bruce Gershenson."

          2. The second paragraph of Article IV, Section 1 of the Declaration of Trust is amended as follows (new language appearing in italics):

          "The number of Trustees shall be not less than three nor more than fifteen, as fixed from time to time by the Board of Trustees. Unless otherwise fixed by the Board of Trustees or the Shareholders, the number of Trustees constituting the entire Board of Trustees shall be nine.

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     Except for the initial Trustees during their initial term, the Trustees shall be elected at the annual meeting of Shareholders and each Trustee shall be elected to serve until his successor shall be elected and shall qualify. A Trustee shall be an individual at least 21 years of age who is not under legal disability. A Trustee shall not be required to devote his full business time and effort to the Trust. A Trustee shall qualify as such when he has either signed this Declaration of Trust or agreed in writing to be bound by it. No bond shall be required to secure the performance of a Trustee unless the Trustees so provide or as required by law."

          Article IV, Section 8 of the Declaration of Trust is amended as follows (new language appearing in italics):

          "SECTION 8. ACTIONS BY TRUSTEES. The trustees shall hold at least four meetings per year. The Trustees may act with or without a meeting. The presence of at least 75% of the Board of Trustees then in office, the majority of which shall be Independent Trustees, shall be necessary to constitute a quorum for the transaction of business, except to adjourn a meeting. Every act or decision done or made by the affirmative vote of at least a majority of the Board of Trustees at a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Trustees unless a greater number is required by law or by the By-Laws or by this Declaration of Trust. If at any time more than one vacancy exists on the Board of Trustees, a quorum of the Board of Trustees shall not exist unless and until such vacancies are filled so that no more than one vacancy exists on the Board of Trustees. Any agreement, deed, mortgage, lease or other instrument of writing executed by any one or more of the Trustees or by any one or more authorized persons shall be valid and binding upon the Trustees and upon the Trust when authorized by action of the Trustees."

          Article I, Section 1 of the Declaration of Trust is amended as follows (new language appearing in italics):

          "SECTION 1. NAME. The name of Trust created by this Declaration of Trust shall be "Ramco-Gershenson Properties Trust" and so far as may be practicable, the Trustees of the Trust ("Trustees" or the "Board of Trustees") shall conduct the Trust's activities, execute all documents and sue or be sued under the name, which name (and the word "Trust" whenever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees and not individually or personally, and shall not refer to the officers or Shareholders of the Trust or the agents or employees of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name of the Trust as they deem proper and the Trust may hold property and conduct its activities under such designation or name, subject, however, to the limitations contained in the next succeeding paragraphs."

          Article VII, Section 1 of the Declaration of Trust is amended as follows (new language appearing in italics):

          "SECTION 1. SHARES. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares, which Shares shall be of one or more classes and shall have a par value of $.10 per Share.
     The certificates evidencing the Shares shall be in such forms as the Board of Trustees may prescribe, signed by, or in the name of the Trust by, the Chairman of the Board or the President, and by the Secretary or the Treasurer. Where a certificate is

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     countersigned by a transfer agent and/or registrar other than the Trust or its employees, the signatures of such officers may be facsimiles. There shall be no limit on the number of Shares to be issued. The Shares may be issued for such consideration as the Trustees shall determine, including upon the conversion of convertible debt, or by way of share dividend or share split in the discretion of the Trustees. In addition to the issuance of Shares by way of share dividend or share split, the Trustees may combine outstanding Shares by way of reverse share split and provide for the payment of cash in lieu of any fractional interest in a combined Share; and the mechanics authorized by the Trustees to implement any such combination shall be binding upon all Shareholders, holders of convertible debt, optionees and others with any interest in Shares. Shares reacquired by the Trust may be cancelled by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend, share split, or upon the conversion of convertible debt. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, exchange or cumulative voting rights of any kind."

          Except as so amended, the Declaration of Trust shall remain unmodified and in full force and effect.



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     IN WITNESS WHEREOF, the undersigned, being not less than a majority of the
Trustees of RPS REALTY TRUST, have each executed this Amendment to the Amended and Restated Declaration of Trust as of May 10, 1996.


                                          /s/ Joel M. Pashcow
                                          ----------------------------------
                                          Joel M. Pashcow

                                          /s/ Herbert Liechtung
                                          ----------------------------------
                                          Herbert Liechtung

                                          /s/ Arthur H. Goldberg
                                          ----------------------------------
                                          Arthur H. Goldberg

                                          /s/ Edwin J. Glickman
                                          ----------------------------------
                                          Edwin J. Glickman

                                          /s/ Alfred D. Stalford
                                          ----------------------------------
                                          Alfred D. Stalford

                                          /s/ Samuel M. Eisenstat
                                          ----------------------------------
                                          Samuel M. Eisenstat

                                          /s/ Edward Blumenfeld
                                          ----------------------------------
                                          Edward Blumenfeld

                                          /s/ William A. Rosoff
                                          ----------------------------------
                                          William A. Rosoff

                                          /s/ Stephen R. Blank
                                          ----------------------------------
                                          Stephen R. Blank

                                          /s/ Robert A. Meister
                                          ----------------------------------
                                          Robert A. Meister